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                                                                       EXHIBIT 5

                    [LETTERHEAD OF BROBECK PHLEGER & HARRISON LLP]


                                February 14, 2000

DoubleClick Inc.
450 West 33rd Street
New York, NY 10001

Ladies and Gentlemen:

    We have assisted in the preparation and filing by DoubleClick Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-3, as amended through February 14, 2000 (the "Registration Statement"), with the Securities and Exchange Commission, relating to (i) the sale by the Company of up to 6,858,411 shares (the "Company Shares") of the Company's common stock, par value $.001 per share ("Common Stock") and (ii) the sale by certain selling stockholders (the "Selling Stockholders") of up to 1,766,589 shares (together with the Company Shares, the "Shares") of Common Stock.

   We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof. Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

   We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.



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DoubleClick Inc.                                               February 14, 2000
                                                                          Page 2

   This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

                                            Very truly yours,


                                            /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP